Exhibit 1.1

Execution Version

GNC Holdings, Inc.

Class A Common Stock, $0.001 par value per share

Underwriting Agreement

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

November 7, 2012

Ladies and Gentlemen:

Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers Pension Plan Board (the “Selling Stockholders”), both stockholders of GNC Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 11,732,479 shares of Class A common stock, par value $0.001 per share (the “Stock”), of the Company (the “Shares”).

1.                        (a)                  The Company represents and warrants to, and agrees with, the Underwriter that:

(i)                             An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-183188) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, including any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement, including any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus relating to the Shares filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; such final prospectus relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)                          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use in the preparation of the answer to Item 7 of Form S-3 with respect to such Selling Stockholder (with respect to each such Selling Stockholder, the “Selling Stockholder Information”);

(iii)                       For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv)                     (A) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representation and warranty contained in this subsection (A) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information; and (B) no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereto;

(v)                        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(vi)                     Other than as set forth or contemplated in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, none of the Company nor any of its subsidiaries listed on Schedule III hereto (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has sustained any material loss or material interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and other than as set forth or contemplated in the Pricing Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (A) any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries, or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole;

(vii)                  The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;

(viii)               The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (C) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (A), (B) and (C), as would not reasonably be expected to have, individually or in the aggregate, a material adverse change in or affect on the business, management, financial position or results of operations of the Company and its Significant Subsidiaries, taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation;

(ix)                     The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued by the Company, are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims;

(x)                        The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, and (B) will not result in any violation of (1) the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the Fifth Amended and Restated Bylaws of the Company (the “Bylaws”) or (2) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (A) and (B)(2), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or affect the validity of the Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or governmental body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriter;

(xi)                     Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational documents, as applicable) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults or events which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xii)                  The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, as supplemented by the statement set forth under Item 5.03 in the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2012, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material United States Federal Tax Consequences to Non-United States Stockholders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xiii)               Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries, taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(xiv)             The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)                (A) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvi)             PricewaterhouseCoopers LLP, who have certified certain consolidated financial statements of the Company, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective based on the framework and criteria established in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii)       Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx) The Company and its Significant Subsidiaries are conducting and have conducted their business, operations and facilities in material compliance with the applicable provisions of the Dietary Supplement Health and Education Act, as amended, the Federal Food, Drug and Cosmetic Act, as amended, the Federal Trade Commission Act, the Dietary Supplement and Nonprescription Consumer Protection Act, the Dietary Supplement Safety Act and any consent decrees to which the Company or any of its Significant Subsidiaries are a party. To the knowledge of the Company, there are no facts which are reasonably likely to cause (A) a field notification, field correction, safety alert, recall or withdrawal relating to any product manufactured or sold by or for the Company or any of its Significant Subsidiaries, or (B) a change in the marketing classification or labeling on any product manufactured, marketed or sold by or for the Company or any of its Significant Subsidiaries, in each case that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxi) The Company and its Significant Subsidiaries are in material compliance with the applicable requirements of the Federal Trade Commission (the “FTC”) rules governing franchising and applicable provisions of federal, state, local and other U.S. laws or regulations governing the business of a franchise or that are applicable to their business as presently conducted, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxii) Except as set forth or contemplated in the Pricing Prospectus, (A) the Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct the businesses as described in the Pricing Prospectus (“Intellectual Property”), except where the failure to own or possess adequate rights to use any such Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that is still outstanding which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (C) the Company owns or has obtained licenses for all Intellectual Property described in the Pricing Prospectus as being owned or licensed to the Company, except to the extent that the failure to own any such Intellectual Property or obtain any such license would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxiii) Except as otherwise set forth or contemplated in the Pricing Prospectus, each of the Company and its Significant Subsidiaries possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of its businesses as described in the Pricing Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Company or its Significant Subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have any reason to believe that any such license, certificate, authorization or permit would not be renewed, except where the failure to renew any such license, certificate, authorization or permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxiv) Except as disclosed in the Pricing Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) neither the Company nor any of its Significant Subsidiaries is in violation of any applicable federal, state, local or foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) neither the Company nor any of its Significant Subsidiaries is in violation of any permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (C) neither the Company nor any of its Significant Subsidiaries has received written notice of any actual or potential liability for the investigation or remediation of, or exposure to, any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants;

(xxv) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to register such securities under the Act;

(xxvi) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Pricing Prospectus, which is not so described;

(xxvii) The statistical and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, where necessary, the Company has obtained or will obtain the written consent to the use of such data from such sources;

(xxviii) Except as set forth or described in the Pricing Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Significant Subsidiaries have filed all federal, state and local tax returns required to be filed by them, or have duly requested extensions thereof, and have paid all taxes shown as due thereon, and all such tax returns are true and correct, and (B) other than tax deficiencies which the Company or any of its Significant Subsidiaries are contesting in good faith and for which the Company or its Significant Subsidiaries have provided adequate reserves in accordance with GAAP, there is no tax deficiency that has been asserted in writing against the Company or any of its Significant Subsidiaries. For purposes of this paragraph, taxes and tax deficiencies include all assessed taxes, interest and penalties;

(xxix) Neither the Company nor any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee or other person acting on behalf of the Company or any of its Significant Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift or entertainment or other unlawful expense relating to political activity; (B) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, including by making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxx) To the knowledge of the Company, (A) the operations of the Company and its Significant Subsidiaries are and have been conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its Significant Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and (B) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or threatened;

(xxxi) None of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently designated as a “Specially Designated National” or “Blocked Person” by the Office of Foreign Assets Control of the U.S. Department of the Treasury; and

(xxxii)  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

(b)                  Each of the Selling Stockholders severally and not jointly, as to itself, represents and warrants to, and agrees with, the Underwriter as follows:

(i)                              All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)                          The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (B) result in any violation of (1) the provisions of the organizational documents of such Selling Stockholder or (2) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the cases of clauses (A) and (B), as would not affect the validity of the Shares or impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii)                       Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(iv)                     On or prior to the date hereof, such Selling Stockholder has executed and delivered to you a lock-up agreement substantially in the form set forth in Annex II hereto;

(v)                        Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)                     The Registration Statement and any further amendments or supplements thereto as of their applicable effective dates do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any Preliminary Prospectus, the Pricing Prospectus and the Prospectus, including any further amendments or supplements thereto, did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information;

(vii)                  In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)               Certificates in negotiable form, or security entitlements, representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”);

(ix)                     The Shares represented by the certificates or security entitlements held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder, and the arrangements made by such Selling Stockholder for such custody are, to that extent, irrevocable; except as otherwise provided in the Custody Agreement, the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by, in the case of a partnership, limited liability company or corporation, the dissolution of such partnership, limited liability company, corporation or other entity, or the occurrence of any other event; except as otherwise provided in this Agreement, if any such partnership, limited liability company, corporation or other entity should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates or security entitlements representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and the applicable Custody Agreement; and

(x)                        The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Significant Subsidiaries which is not set forth in the Pricing Prospectus.

2.                        Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at the purchase price per share of $35.20, the number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto.

3.                        Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                        (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to you, through the facilities of the Depository Trust Company or its designated custodian, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to you at least forty-eight hours in advance.  The Custodian will cause the certificates or security entitlements representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the Underwriter, 383 Madison Avenue, New York, New York 10179 (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on November 14, 2012 or such other time and date as you and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)                  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, in each case at the Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New

York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.        The Company agrees with the Underwriter:

(a)     To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)     If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to advise you promptly of any further amendment or supplement to such form of prospectus;

(c)     Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(d)     To use commercially reasonable efforts to furnish to the Underwriter as soon as reasonably practicable after the date of this Agreement, but no later than the second New York Business Day next succeeding the date of this Agreement, and from time to time, written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)     To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)      During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the initial “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than the Shares to be sold hereunder or pursuant to the Company’s current equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without your prior written consent;

(g)     To pay the required Commission filing fees related to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)     During a period of three years from the effective date of the Registration Statement and so long as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company shall not be required to provide documents to any of its stockholders if providing such documents would require public disclosure by the Company under Regulation FD; and, provided, further, that the Company may satisfy the requirements of this subsection by making such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR;

(i)       During a period of three years from the effective date of the Registration Statement and so long as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any non-confidential reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that (x) the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its web site or by filing such information with the Commission via EDGAR, and (y) the Company shall not be required to provide such documents or information to the extent the provision of such documents or information would require additional public disclosure under Regulation FD as promulgated under the Exchange Act, unless otherwise disclosed in a manner reasonably designed to provide broad, non-exclusionary distribution of the information to the public;

(j)       Upon the reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned, transferred or sublicensed.

6.        (a) Each of the Company and each Selling Stockholder, severally and not jointly, represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b)      The Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(c)      Any free writing prospectus referred to in Section 6(a) or (b) above, the use of which has been consented to by the Company or you, is listed on Schedule II(a) or Schedule II(b) hereto, as applicable;

(d)      The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road shows;

(e)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.        (a) The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, including any amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey up to a maximum of $7,500; (iv) all fees and expenses in connection with listing the Shares on the Exchange and the filing fees incident to, and the reasonable and incurred fees and disbursements of counsel for the Underwriter in connection with any required review by FINRA of the terms of the sale of the Shares; (v) the cost and charges of any transfer agent or registrar; (vi) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’s sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (vii) fees and expenses for one counsel to the Selling Stockholders; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b)      Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriter that such Selling Stockholder will pay or cause to be paid (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered under clause (a) above and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder.  In connection with clause (ii) of the preceding sentence, you agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse you for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.  It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including, without limitation, the fees of their counsel, stock transfer taxes on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

8.        The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened in writing by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Proskauer Rose LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III(a);

(d)       Gerald J. Stubenhofer, Jr., Senior Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III(b);

(e)       Hyman, Phelps & McNamara, P.C., FDA regulatory counsel of the Company, shall have furnished to you their written opinions, dated the Time of Delivery, substantially in the form set forth in Annex III(c)(i)-(ii);

(f)        SNR Denton, FTC regulatory counsel of the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III(d);

(g)       The counsel for the Selling Stockholders, as indicated in Schedule I hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated the Time of Delivery, substantially in the form set forth in Annex III(e);

(h)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, substantially in the form set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

(i)         (A) The Company and its Significant Subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, total debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)         On or after the Applicable Time, if the Company has debt securities that are accorded a rating by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3 of the Exchange Act, (i) no downgrading shall have occurred in any such rating and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

(k)       On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; provided, however, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)         The Company shall have obtained and delivered to you executed copies of the lock-up agreement from each of the persons identified on Annex IV hereto, substantially in the form set forth in Annex II hereto;

(m)      The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses by the second New York Business Day succeeding the date of this Agreement; and

(n)       The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.

9.        (a) The Company will (i) indemnify and hold harmless the Underwriter and the Selling Stockholders against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (x) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse the Underwriter or each Selling Stockholder for any legal or other expenses reasonably incurred and documented by the Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

(b)      Each of the Selling Stockholders, severally and not jointly, will (i) indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (x) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, was made in reliance upon and in conformity with

Selling Stockholder Information; and (ii) reimburse the Underwriter for any legal or other expenses reasonably incurred and documented by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of such Selling Stockholder pursuant to this subsection 9(b) and the contribution by such Selling Stockholder under subsection 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Stockholders) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)      The Underwriter will (i) indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (x) arise out of or are based on an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, was made in reliance upon and in conformity with the Underwriter Information; and (ii) reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred and documented by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)      Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriter, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by any Selling Stockholder pursuant to this Section 9(e) and the liability of such Selling Stockholder under Section 9(b) shall not exceed the Selling Stockholder Net Proceeds. Each Selling Stockholder’s obligations to contribute under this Section 9(e) are several and limited in the manner and to the extent set forth in Section 9(b) above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)       The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the

Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or any officer or director or controlling person of the Company, or any Selling Stockholder or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

11.     If any Shares are not delivered by or on behalf of any of the Selling Stockholders (each, a “Non-Delivering Selling Stockholder”) as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Non-Delivering Selling Stockholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

12.     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to the Underwriter at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (4th Floor), facsimile number: (212) 622-8358; if to any Selling Stockholder shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; and if to the Company shall be delivered or sent by nationally recognized overnight courier, mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer, with a copy to Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90025, facsimile number: (310) 557-2193, attention: Philippa M. Bond. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

13.     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.     Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.     Each of the Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the

Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or to any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, respectively, in connection with such transaction or the process leading thereto.

16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between either the Company or any of the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, with respect to the subject matter hereof.

17.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

18.    Each of the Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.    If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

22.    Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver,

permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

Very truly yours,

GNC Holdings, Inc.

By:	/s/ Michael M. Nuzzo
Name: Michael M. Nuzzo
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

Ares Corporate Opportunities Fund II, L.P.

By:	ACOF Operating Manager II, L.P.,
its manager

By:	/s/ Brian Klos
Name: Brian Klos
Title: Vice President

Signature Page to Underwriting Agreement

Ontario Teachers’ Pension Plan Board

By:	/s/ Roman Duch
Name: Roman Duch
Title: Authorized Signatory

Signature Page to Underwriting Agreement

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Jill Woodworth
Name: Jill Woodworth
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Total Number of
Shares
to be Sold
The Selling Stockholders:
Ares Corporate Opportunities Fund II, L.P.(a)	5,158,040
Ontario Teachers’ Pension Plan Board (b)	6,574,439

Total	11,732,479

(a)       This Selling Stockholder is represented by Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, CA 90067.

(b)       This Selling Stockholder is represented by O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA 90071.

SCHEDULE II

(a)          Issuer Free Writing Prospectuses:

Free Writing Prospectus, dated November 7, 2012.

(b)          Free Writing Prospectuses, other than Issuer Free Writing Prospectuses listed in (a):

None.

SCHEDULE III

“Significant Subsidiaries”

1.    GNC Parent LLC

2.    GNC Corporation

3.    General Nutrition Centers, Inc.

4.    General Nutrition Corporation